EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Chandni Luthra - Investors	Steve Iaco - Media
212.984.8113	212.984.6535
Chandni.Luthra@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR Q1 2026

Dallas – April 23, 2026 — CBRE Group, Inc. (NYSE: CBRE) today reported financial results for the first quarter ended March 31, 2026.

Key Highlights:

•GAAP EPS up 98% to $1.07 and Core EPS up 81% to $1.61
•Revenue up 19% to $10.5 billion
•Resilient Businesses(1) revenue up 18%
•Transactional Businesses(1) revenue up 22%
•Cash flow from operations of nearly $1.3 billion and free cash flow of nearly $1.7 billion on a trailing 12-month basis
•2026 core EPS outlook raised to $7.60 to $7.80 from $7.30 to $7.60, reflecting more than 20% growth at midpoint of new range

“CBRE continued to generate strong financial results while making important strategic gains during the first quarter of 2026. Together, our three services segments – Advisory, Building Operations & Experience and Project Management – grew revenue by 20% and operating profit by nearly 30%. Additionally, profits from our data center land development program were delivered earlier in the year than anticipated,” said Bob Sulentic, CBRE’s chair and chief executive officer.
“We had strong growth from both our Resilient and Transactional Businesses during the quarter. Notably, our work related to infrastructure assets, consisting of the services we perform for data centers as well as power, telecom and transportation assets, among others, has become a source of significant profits and growth spanning all four business segments,” Mr. Sulentic added.

CBRE Press Release
April 23, 2026

Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data):

			% Change
	Q1 2026	Q1 2025	USD	LC (2)
Operating Results
Revenue	$10,527	$8,875	18.6%	14.6%
Pass-through costs (3)	4,448	3,798	17.1%	13.0%
GAAP net income	318	163	95.1%	92.6%
Core adjusted net income (4)	478	269	77.7%	74.3%
GAAP EPS	1.07	0.54	98.1%	98.1%
Core EPS (4)	1.61	0.89	80.9%	78.7%
Core EBITDA (5)	831	518	60.4%	56.4%

Cash Flow Results
Cash flow used in operations	$(825)	$(546)	51.1%
Gain on disposition of real estate	301	—	NM
Less: Capital expenditures	81	64	26.6%
Free cash flow (6)	$(605)	$(610)	0.8%

Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions):

			% Change
	Q1 2026	Q1 2025	USD	LC
Revenue	$2,024	$1,659	22.0%	19.2%
Pass-through costs	8	12	(33.3)%	(33.3)%
Segment operating profit (7)	375	279	34.4%	34.9%

•Revenue and segment operating profit increased by 22% (19% local currency) and 34% (35% local currency), respectively.
•Global leasing revenue increased 20% (18% local currency) and was strong around the world. Asia-Pacific (APAC) was up 24% (22% local currency), led by Japan. In the U.S., leasing revenue rose 21%, driven by industrial, office and data centers.
•Global property sales revenue increased 43% (39% local currency). The U.S. was up 64% as all major property types posted double-digit increases. APAC saw growth of 29% (26% local currency), paced by Japan.
•Mortgage origination revenue rose 53% (same local currency) fueled by strong volumes from debt funds, and government-sponsored enterprises.
•The loan servicing portfolio increased 5% for the quarter to more than $460 billion. Loan servicing revenue reflected a decline in escrow income tied to lower average interest rates, which masked underlying growth in the business.

CBRE Press Release
April 23, 2026

•Valuations revenue rose 9% (4% local currency), with double-digit growth in the U.S.
Building Operations & Experience (BOE) Segment
The following table presents highlights of the BOE segment performance (dollars in millions):

			% Change
	Q1 2026	Q1 2025	USD	LC
Revenue	$6,491	$5,393	20.4%	16.0%
Pass-through costs	3,513	2,959	18.7%	14.3%
Segment operating profit	280	218	28.4%	22.5%

•Revenue and segment operating profit increased by 20% (16% local currency) and 28% (23% local currency), respectively.
•Facilities management revenue rose 17% (13% local currency). Local facilities management produced mid-teens revenue growth with strength across all global regions, led by the Americas. Enterprise facilities management revenue also grew by double digits, led by the technology, industrial and life sciences sectors.
•Critical infrastructure services revenue increased 71% (65% local currency), including strong growth from Data Center Solutions and contributions from Pearce Services, acquired in November 2025.
•Property management revenue rose 17% (14% local currency), aided by Industrious’ continued strong growth.
•Operating leverage was driven by the reclassification of costs associated with leases for fleet vehicles from cost of services to depreciation and amortization.
Project Management Segment
The following table presents highlights of the Project Management segment performance (dollars in millions):

			% Change
	Q1 2026	Q1 2025	USD	LC
Revenue	$1,838	$1,594	15.3%	11.0%
Pass-through costs	927	827	12.1%	9.1%
Segment operating profit	135	112	20.5%	14.4%

•Revenue and segment operating profit increased by 15% (11% local currency), and 21% (14% local currency), respectively.
•Growth was underpinned by strong infrastructure activity. Among real estate projects, growth was driven by the technology sector and was broad based, led by double-digit growth in Asia, the U.K. and the U.S.

CBRE Press Release
April 23, 2026

Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q1 2026	Q1 2025	USD	LC
Revenue	$199	$233	(14.6)%	(19.0)%
Segment operating profit	180	25	620.0%	616.0%

Real Estate Development
•Operating profit(8) exceeded expectations, totaling $145 million. The outperformance was driven by earlier-than-anticipated profits from the data center land program.
•The portfolio of in-process projects and pipeline stood at $29.6 billion at the end of the first quarter.

Investment Management
•Recurring asset management fees increased, reflecting higher net asset values. However, overall revenue was flat (down 6% local currency) due to sharply lower incentive fees compared with first-quarter 2025.
•The absence of significant incentive fees and promote income resulted in lower operating profit(8) than in last year’s first quarter.
•Assets under management (AUM) ended the first quarter at more than $155 billion, in line with the prior quarter’s level.
Core Corporate Segment
•Core corporate operating loss increased by approximately $23 million for the quarter, driven by higher incentive compensation related to the company’s strong performance in 2025 as well as a change in the timing of certain expense recognition.
Capital Allocation Overview
•Free Cash Flow – Free cash flow totaled nearly $1.7 billion for the 12 months ended March 31, 2026.
•Stock Repurchase Program – Year-to-date (as of April 21), the company has repurchased nearly $540 million worth of shares.
•Acquisitions and Investments – The company did not make any acquisitions during the first quarter.

CBRE Press Release
April 23, 2026

Leverage and Financing Overview
•Leverage – CBRE’s net leverage ratio (net debt(9) to trailing twelve-month core EBITDA) was 1.54x as of March 31, 2026, substantially below the company’s primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of
March 31, 2026
Total debt	$7,013
Less: Cash and cash equivalents	1,664
Net debt (9)	$5,349

Divided by: Trailing twelve-month Core EBITDA	$3,470

Net leverage ratio	1.54x

•Liquidity – At the end of the first quarter, the company had approximately $4.4 billion of total liquidity.

Conference Call Details
The company’s first quarter earnings webcast and conference call will be held today, Thursday, April 23, 2026 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.
Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on April 23, 2026. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code: 13759393#. A transcript of the call will be available on the company’s Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE: CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm and a premier provider of critical infrastructure services. The company has more than 155,000 employees serving clients in more than 100 countries. CBRE serves clients through four business segments: Advisory (leasing, sales, debt origination, mortgage servicing, valuations); Building Operations & Experience (facilities management, property management, flex space & experience, critical infrastructure); Project Management (program management, project management, cost consulting); Real Estate Investments (investment management, development). Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the economic outlook, the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in

CBRE Press Release
April 23, 2026

expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments; cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in economic or commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant changes in supply/demand and capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new occupier and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect wholly-owned subsidiary, CBRE Capital Markets, Inc. to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our loan servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-rating downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, fire and safety building requirements and regulations, as well as data privacy and protection regulations, sustainability matters, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2025, our quarterly reports on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “core adjusted net income,” “core EBITDA,” “core EPS,” “business line operating profit (loss),” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

CBRE Press Release
April 23, 2026

Totals may not sum in tables in millions included in this release due to rounding.
Note: We have not reconciled the (non-GAAP) core earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(1)Resilient Businesses include facilities management, critical infrastructure services, property management, project management, loan servicing, valuations, other portfolio services and recurring investment management fees. Transactional Businesses include property sales, leasing, mortgage origination, carried interest and incentive fees in the investment management business, and development fees.
(2)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(3)Pass-through costs represent certain costs incurred associated with subcontracted third-party vendor work performed for clients. These costs are reimbursable by clients and the corresponding amounts owed are reflected within Revenue.
(4)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from U.S. GAAP net income and U.S. GAAP earnings per diluted share. Adjustments during the periods presented included non-cash amortization expense related to intangible assets attributable to acquisitions, interest expense related to indirect tax audits and settlements, impact of adjustments on non-controlling interest, the tax impact of adjusted items and strategic non-core investments, net non-cash mortgage servicing rights, integration and other costs related to acquisitions, carried interest incentive compensation expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, business and finance transformation, costs associated with efficiency and cost-reduction initiatives and net fair value adjustments on strategic non-core investments.
(5)Core EBITDA represents earnings before the portion attributable to non-controlling interests, depreciation and amortization, asset impairments, net interest expense, write-off of financing costs on extinguished debt, income taxes, further adjusted for net non-cash mortgage servicing rights, integration and other costs related to acquisitions, carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, impact of fair value non-cash adjustments related to unconsolidated equity investments, business and finance transformation, non-cash pension buy-out settlement loss, costs associated with efficiency and cost-reduction initiatives, net fair value adjustments on strategic non-core investments, and provision associated with Telford’s fire safety remediation efforts.
(6)Free cash flow is calculated as cash flow provided by operations, plus gain on sale of real estate assets, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(7)Segment operating profit (SOP) is the measure reported to the chief operating decision maker (CODM) for purposes of assessing performance and allocating resources to each segment. SOP represents earnings, inclusive of non-controlling interests, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: net non-cash mortgage servicing rights, integration and other costs related to acquisitions, carried interest incentive compensation expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, business and finance transformation and costs associated with efficiency and cost-reduction initiatives.
(8)Represents line of business profitability/losses, as adjusted.
(9)Net debt is calculated as total debt (excluding non-recourse debt) less cash and cash equivalents.

CBRE Press Release
April 23, 2026

CBRE GROUP, INC.
OPERATING RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(in millions, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$10,527	$8,875

Costs and expenses:
Cost of revenue	8,675	7,265
Operating, administrative and other	1,460	1,192
Depreciation and amortization	182	142
Total costs and expenses	10,317	8,599

Gain on disposition of real estate	301	—

Operating income	511	276

Equity (loss) income from unconsolidated subsidiaries	(9)	16
Other income	11	1
Interest expense, net of interest income	59	50
Income before provision for income taxes	454	243
Provision for income taxes	112	52
Net income	342	191
Less: Net income attributable to non-controlling interests	24	28
Net income attributable to CBRE Group, Inc.	$318	$163

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$1.08	$0.54
Weighted-average shares outstanding for basic income per share	294,377,494	300,288,602

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$1.07	$0.54
Weighted-average shares outstanding for diluted income per share	296,987,404	302,914,671

Core EBITDA	$831	$518

CBRE Press Release
April 23, 2026

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2026
(in millions)
(Unaudited)

	Three Months Ended March 31, 2026
	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue	$2,024	$6,491	$1,838	$199	$(25)	$10,527	$—	$10,527

Costs and expenses:
Pass-through costs	8	3,513	927	—	—	4,448	—	4,448

Cost of revenue, excluding pass-through costs	1,181	2,371	651	26	(2)	4,227	—	4,227
Operating, administrative and other	469	377	127	287	200	1,460	—	1,460
Depreciation and amortization	33	107	26	4	12	182	—	182
Gain on disposition of real estate	—	—	—	281	20	301	—	301

Operating income (loss)	333	123	107	163	(215)	511	—	511

Equity (loss) income from unconsolidated subsidiaries	(1)	2	—	(7)	—	(6)	(3)	(9)
Other income (loss)	1	11	—	—	1	13	(2)	11
Add-back: Depreciation and amortization	33	107	26	4	12	182	—	182
Adjustments:
Net non-cash mortgage servicing rights	12	—	—	—	—	12	—	12
Integration and other costs related to acquisitions	—	26	2	—	41	69	—	69
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	1	—	1	—	1
Net results related to the wind-down of certain businesses	—	1	—	19	—	20	—	20
Business and finance transformation	2	10	—	—	20	32	—	32
Costs associated with efficiency and cost-reduction initiatives	(5)	—	—	—	2	(3)	—	(3)

Total segment operating profit (loss)	$375	$280	$135	$180	$(139)		$(5)	$826

Core EBITDA						$831
_______________
(1)Includes elimination of inter-segment revenue and expense.

CBRE Press Release
April 23, 2026

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED MARCH 31, 2025
(in millions)
(Unaudited)

	Three Months Ended March 31, 2025

	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue	$1,659	$5,393	$1,594	$233	$(4)	$8,875	$—	$8,875
Pass-through costs	12	2,959	827	—	—	3,798	—	3,798

Cost of revenue, excluding pass-through costs	955	1,922	547	47	(4)	3,467	—	3,467
Operating, administrative and other	428	300	115	166	183	1,192	—	1,192
Depreciation and amortization	32	70	25	3	12	142	—	142

Operating income (loss)	232	142	80	17	(195)	276	—	276

Equity income (loss) from unconsolidated subsidiaries	1	1	—	(7)	—	(5)	21	16
Other income (loss)	1	1	—	—	—	2	(1)	1
Add-back: Depreciation and amortization	32	70	25	3	12	142	—	142
Adjustments:
Net non-cash mortgage servicing rights	13	—	—	—	—	13	—	13
Integration and other costs related to acquisitions	—	4	7	—	57	68	—	68
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	4	—	4	—	4
Charges related to indirect tax audits and settlements	—	—	—	—	(1)	(1)	—	(1)
Net results related to the wind-down of certain businesses	—	—	—	6	—	6	—	6
Costs associated with efficiency and cost-reduction initiatives	—	—	—	2	11	13	—	13

Total segment operating profit (loss)	$279	$218	$112	$25	$(116)		$20	$538

Core EBITDA						$518
_______________
(1)Includes elimination of inter-segment revenue and expense.

CBRE Press Release
April 23, 2026

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,664	$1,864
Restricted cash	131	150
Receivables, net	8,404	8,284
Warehouse receivables (1)	950	1,630
Contract assets	475	462
Prepaid expenses	379	372
Income taxes receivable	192	175
Other current assets	539	552
Total Current Assets	12,734	13,489
Property and equipment, net	1,040	1,049
Goodwill	7,024	7,051
Other intangible assets, net	2,915	2,972
Operating lease assets	2,064	2,062
Investments in unconsolidated subsidiaries	844	870
Non-current contract assets	101	103
Real estate under development	822	646
Non-current income taxes receivable	98	106
Deferred tax assets, net	724	697
Other assets	1,804	1,832
Total Assets	$30,170	$30,877
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$4,725	$4,838
Compensation and employee benefits payable	1,623	1,630
Accrued bonus and profit sharing	1,028	1,879
Operating lease liabilities	293	284
Contract liabilities	471	448
Income taxes payable	271	258
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	940	1,609
Other short-term borrowings	1,922	856
Current maturities of long-term debt	70	71
Other current liabilities	410	447
Total Current Liabilities	11,753	12,320
Long-term debt, net of current maturities	5,021	5,050
Non-current operating lease liabilities	2,112	2,121
Non-current tax liabilities	196	183
Deferred tax liabilities, net	239	238
Other liabilities	1,542	1,339
Total Liabilities	20,863	21,251
Mezzanine Equity:
Redeemable non-controlling interests in consolidated entities	447	433
Equity:
CBRE Group, Inc. Stockholders’ Equity:
Class A common stock	3	3
Additional paid-in capital	—	—
Accumulated earnings	9,678	9,916
Accumulated other comprehensive loss	(1,161)	(1,041)
Total CBRE Group, Inc. Stockholders’ Equity	8,520	8,878
Non-controlling interests	340	315
Total Equity	8,860	9,193
Total Liabilities and Equity	$30,170	$30,877
________________________________________________________________________________________________________________________________________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
April 23, 2026

CBRE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$342	$191
Reconciliation of net income to net cash used in operating activities:
Depreciation and amortization	182	142
Amortization of other assets	51	48
Net non-cash mortgage servicing rights and premiums on loan sales	22	2
Deferred income taxes	—	(3)
Stock-based compensation expense	48	21
Equity loss (income) from investments	9	(16)
Gain on sale of real estate assets	(301)	—
Other non-cash adjustments	16	8
Sale of mortgage loans	4,338	1,976
Origination of mortgage loans	(3,673)	(2,599)
Changes in:
Warehouse lines of credit	(669)	626
Receivables, prepaid expenses and other assets	(254)	218
Accounts payable, accrued liabilities and other liabilities	(89)	(225)
Accrued compensation expenses	(844)	(859)
Income taxes, net	(3)	(76)
Net cash used in operating activities	(825)	(546)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(81)	(64)
Payments for business acquired, net of cash acquired	—	(303)
Capital contributions related to investments	(17)	(51)
Acquisition and development of real estate assets	(165)	(66)
Proceeds from disposition of real estate assets	321	13
Other investing activities, net	6	9
Net cash provided by (used in) investing activities	64	(462)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of revolving credit facility	—	(132)
Proceeds from commercial paper, net	1,066	1,421
Proceeds from long-term debt	—	585
Repayment of long-term debt	(18)	(33)
Repurchase of common stock	(530)	(418)
Other financing activities, net	27	(167)
Net cash provided by financing activities	545	1,256
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	(3)	44
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(219)	292
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	2,014	1,221
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$1,795	$1,513
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$98	$102
Income tax payments, net	$105	$131
Non-cash investing and financing activities:
Deferred and/or contingent consideration	$(2)	$27

CBRE Press Release
April 23, 2026

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (which we also refer to as “core adjusted net income”)
(ii)Core EBITDA
(iii)Core EPS
(iv)Business line operating profit/loss
(v)Net debt
(vi)Free cash flow
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to core EBITDA, core EPS, core adjusted net income, and business line operating profit/loss, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions, the effects of financings, income taxes and the accounting effects of capital spending. The presentation of core adjusted net income, excluding amortization of intangible assets acquired in business combinations, is useful to investors as a supplemental measure to evaluate the company’s ongoing operating performance. While amortization expense of acquisition-related intangible assets is excluded from core adjusted net income, the revenue generated from the acquired intangible assets is not excluded. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations and real estate investment and development activities after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.
With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (or core adjusted net income), and core EPS, are calculated as follows (in millions, except share and per share data):

CBRE Press Release
April 23, 2026

	Three Months Ended March 31,
	2026	2025

Net income attributable to CBRE Group, Inc.	$318	$163

Adjustments:
Non-cash amortization expense related to intangible assets attributable to acquisitions	58	56
Interest expense related to indirect tax audits and settlements	2	—
Impact of adjustments on non-controlling interest	—	(1)
Net non-cash mortgage servicing rights	12	13
Integration and other costs related to acquisitions	69	68
Carried interest incentive compensation expense to align with the timing of associated revenue	1	4
Charges related to indirect tax audits and settlements	—	(1)
Net results related to the wind-down of certain businesses	20	6
Business and finance transformation	32	—
Costs associated with efficiency and cost-reduction initiatives	(3)	13
Net fair value adjustments on strategic non-core investments	5	(20)
Tax impact of adjusted items and strategic non-core investments	(36)	(32)
Core net income attributable to CBRE Group, Inc., as adjusted	$478	$269

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$1.61	$0.89

Weighted-average shares outstanding for diluted income per share	296,987,404	302,914,671

Core EBITDA is calculated as follows (in millions):

	Three Months Ended March 31,
	2026	2025

Net income attributable to CBRE Group, Inc.	$318	$163
Net income attributable to non-controlling interests	24	28
Net income	342	191

Adjustments:
Depreciation and amortization	182	142
Interest expense, net of interest income	59	50
Provision for income taxes	112	52
Net non-cash mortgage servicing rights	12	13
Integration and other costs related to acquisitions	69	68
Carried interest incentive compensation expense to align with the timing of associated revenue	1	4
Charges related to indirect tax audits and settlements	—	(1)
Net results related to the wind-down of certain businesses	20	6
Business and finance transformation	32	—
Costs associated with efficiency and cost-reduction initiatives	(3)	13
Net fair value adjustments on strategic non-core investments	5	(20)
Core EBITDA	$831	$518

CBRE Press Release
April 23, 2026

Core EBITDA for the trailing twelve months ended March 31, 2026 is calculated as follows (in millions):

Trailing Twelve Months Ended March 31, 2026

Net income attributable to CBRE Group, Inc.	$1,312
Net income attributable to non-controlling interests	116
Net income	1,428

Adjustments:
Depreciation and amortization	623
Interest expense, net of interest income	225
Write-off of financing costs on extinguished debt	2
Provision for income taxes	377
Net non-cash mortgage servicing rights	(6)
Integration and other costs related to acquisitions	304
Carried interest incentive compensation expense to align with the timing of associated revenue	7
Net results related to the wind-down of certain businesses	88
Impact of fair value non-cash adjustments related to unconsolidated equity investments	2
Business and finance transformation	133
Non-cash pension buy-out settlement loss	147
Costs associated with efficiency and cost-reduction initiatives	(16)
Provision associated with Telford’s fire safety remediation efforts	132
Net fair value adjustments on strategic non-core investments	24
Core EBITDA	$3,470
Below represents a reconciliation of REI business line operating profitability/loss to REI segment operating profit (in millions):

	Three Months Ended March 31,
Real Estate Investments	2026	2025
Investment management operating profit	$36	$52
Global real estate development operating profit (loss)	145	(25)
Segment overhead (and related adjustments)	(1)	(2)
Real estate investments segment operating profit	$180	$25
Below represents a reconciliation of cash flow provided by (used in) operations to free cash flow for the trailing twelve months ended March 31, 2026 (in millions):

	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Trailing Twelve Months
Cash Flow Results
Cash flow provided by (used in) operations	$57	$827	$1,221	$(825)	$1,280
Gains on disposition of real estate sales	19	36	404	301	760
Less: Capital expenditures	74	84	144	81	383
Free cash flow	$2	$779	$1,481	$(605)	$1,657